                            CERTIFICATE OF AMENDMENT

                                       OF

                          Certificate of Incorporation

                                       OF

                          CINERGY COMMUNICATIONS, INC.

          Cinergy  Communications,  Inc., a  corporation  organized and existing under  and by  virtue  of the  General  Corporation  Law  of the  State  of
     Delaware,

          DOES HEREBY CERTIFY:

          FIRST:  That  the  Board  of  Directors  of said  corporation,  by the unanimous  written  consent of its  members,  filed with the minutes of the
     Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED   That  the   Certificate   of   Incorporation   of   Cinergy
     Communications, Inc., be amended by changing Article FIRST thereof so that, as amended, said Article FIRST shall be and read as follows:

               FIRST: The name of the corporation is Cinergy  Telecommunications
          Holding Company, Inc.

          SECOND:  That in lieu  of a  meeting  and  vote of  stockholders,  the stockholders  have given  unanimous  written  consent to said  amendment in accordance  with the  provisions of Section 228 of the General  Corporation
     Law of the State of Delaware.

          THIRD:  That the  aforesaid  amendment  was duly adopted in accordance with the  applicable  provisions  of  Sections  242 and 228 of the  General
     Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Cinergy Communications,  Inc. has caused this certificate to be signed by Jerome A. Vennemann,  its Secretary,  this 27th day of November, 2000

                            CINERGY COMMUNICATIONS, INC.
                            (now Cinergy Telecommunications Holding
                             Company, Inc.)

                             /s/Jerome A. Vennemann
                             ----------------------
                               Jerome A. Vennemann
                                    Secretary